UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 27, 1998


                         TRICON GLOBAL RESTAURANTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     North Carolina                 1-13163                  13-3951308
-----------------------------      -----------         ----------------------
(State or other jurisdiction      (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)


                 1441 Gardiner Lane, Louisville, Kentucky 40213
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (502) 874-8300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS

                  On April 27, 1998, TRICON Global Restaurants, Inc. issued a press release with respect to earnings for the first quarter of 1998. A copy of such press release is attached hereto as
                  Exhibit 99 and incorporated herein by reference.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                           99 Press Release dated April 27, 1998 from TRICON Global Restaurants, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRICON GLOBAL RESTAURANTS, INC.
                                  (Registrant)


Date:    April 27, 1998               /s/      Robert L. Carleton
         --------------               ---------------------------
                                       Senior Vice President and
                                       Controller and Chief Accounting Officer

                                                                      Exhibit 99


                  TRICON ANNOUNCES FIRST QUARTER 1998 RESULTS.
     EARNINGS OF $54 MILLION, OR $.35 PER DILUTED SHARE, ABOVE EXPECTATIONS.

LOUISVILLE, KY (April 27, 1998) -- Tricon Global Restaurants, Inc. (NYSE: YUM) reported first quarter earnings of $54 million, or $0.35 per diluted share, for the period ended March 21, 1998. Operating earnings before facility actions were $38 million, or $0.25 per diluted share; facility actions net gain totaled $16 million, or $0.10 per diluted share. As expected, operating earnings comparisons for the first quarter were negative as strong profit growth at Pizza Hut and KFC in the U.S. was more than offset by declines in Asia, Year 2000 systems spending, and increased administrative and interest expenses attributed to operating as an independent, publicly owned company. The decline also reflected the absence of $5 million in profits from non-core businesses sold in 1997.

In the U.S., company same store sales at Pizza Hut were up five percent, led by the introduction of The Edge pizza late last year and continued operational progress. KFC's company same store sales grew more than four percent, driven by product promotions, while Taco Bell's company same store sales declined three percent due to the overlap of last year's highly successful Star Wars promotion.

                                Financial Summary
                               First Quarter, 1998
                         (MMs except per share amounts)


                                                                      % Change
                                    1998              1997 (a)          B/(W)
                                 -----------       -------------    ------------
System Sales                     $  4,557          $  4,584               (1)

Company revenues                    1,921             2,237              (14)

Operating profit                      139               150               (7)
Interest expense                       69                66               (5)
Income tax provision                   32                38               16
                                 -----------       -------------    ------------
Operating Earnings (b)           $     38          $     46              (17)
                                 ===========       =============    ============

Earnings per diluted share components (c):

Operating Earnings - core        $    .25          $    .28              (12)
Operating Earnings - non-core          .00              .02              n/m
Facility Actions Net Gain              .10              .04              n/m
                                 -----------       -------------    ------------
Total                            $    .35          $    .34                4
                                 ===========       =============    ============

(a) 1997 includes the results of Tricon's non-core businesses that were disposed of in 1997. Comparison of 1998 versus 1997 core business results are reflected in the attached condensed consolidated statement of income.
(b)  Before  facility  actions net gain.
(c) The percentage change in EPS was calculated by using EPS calculated to four decimal places to eliminate the effects of rounding.

Andrall E. Pearson, Chairman and CEO stated:

"Our results in the quarter exceeded our expectations despite a higher tax rate. This performance reflects exceptional effort from our international group in the midst of the ongoing Asian economic turmoil and continued improvement in the domestic Pizza Hut business versus the fourth quarter of last year. Also, the benefits of the fourth quarter charge last year helped to offset the adverse impact of Asia and information system spending related to Year 2000. I believe we're making significant progress in establishing an effective, efficient organization to support our commitment to consistently deliver annual system sales growth, bottomline profits and enhanced cash flows.

Despite our tough comparisons versus prior year in the first half of this year, we are still targeting at least one point of store level margin improvement for 1998, with about three-quarters coming from the portfolio effect of facility actions. Our outlook for 1998 is still on-track from both an operating and facility action basis despite a higher-than-anticipated effective tax rate for the year. I believe that our reinvigorated operational base coupled with a solid line-up of new products and marketing initiatives will give us momentum through the year.

We also have a very strong refranchising pipeline that will allow us to meet our refranchising objectives for the year and contribute to paying down about $400 million in total debt. We continue to reduce our exposure to interest rate changes by using a combination of fixed rate debt and interest rate swaps. Our target capital structure includes 50 percent fixed rate debt compared to our almost 100 percent floating rate debt when we were spun off from PepsiCo last October."

Highlights in the quarter include:

-    Pizza Hut U.S. company same store sales up five percent.
-    KFC U.S. company same store sales up more than four percent.
- Strong company same store sales growth in local currency in key markets such as Mexico, the U.K. and Poland.
- Portfolio activity reduced Tricon's ownership level, including joint ventures, down to 36.5 percent.
-    Paid down $57 million of bank term debt.
- In Q4, 1997 and Q1, 1998 closed 238 Pizza Hut units and 25 international units that were written down in the Q4, 1997 unusual charge.

The following discussion is based on Tricon's businesses in 1998 which include the worldwide operations of KFC, Taco Bell and Pizza Hut (core businesses) versus Tricon's operations in 1997 which also include the results of non-core businesses disposed of in 1997. Where material, the impact of the non-core businesses on growth rates is noted. Same store sales refer to U.S. company stores only.

Consolidated Results
--------------------
System sales represent the combined sales of company, franchised, licensed and joint venture units. Worldwide system sales declined one percent as new unit development was more than offset by the adverse impact of foreign currency translation and store closures.

Worldwide company revenues represent sales of company units and franchise/license fees. Worldwide company revenues declined 14 percent as a result of refranchising and store closures, the loss of revenue from our non-core businesses and the adverse impact of foreign currency translation. The decline was partially offset by a 15 percent increase in franchise fees, which was driven by additional units. Excluding the impact of the non-core businesses sold in 1997, worldwide company revenue declined 10 percent.

Company store margins as a percent of sales increased 20 basis points for the quarter. The increase was driven by the portfolio effect of facility actions, which contributed about 90 basis points in the quarter. The favorable impact of facility actions and the fourth quarter restructuring benefits more than offset declines in transactions in the U.S. Higher labor costs driven in the U.S. by minimum wage increases and investments in our core growth strategy that recognizes the Restaurant General Manager as the foundation for a successful restaurant were largely offset by favorable pricing.

General, administrative and other expenses, which include foreign exchange gains/losses and income/losses from joint ventures, were down three percent. The decline was driven by the favorable impact of the disposal of our non-core businesses and the benefits of stores refranchised or closed. The decrease was partially offset by investment spending, primarily Year 2000 initiatives, and increased administrative expenses as an independent, publicly owned company.

U.S. Operations
---------------
Same store sales at Pizza Hut were up five percent driven by strong performances in both delivery and traditional Red Roof units driven by The Edge pizza that was launched late last year. KFC's same store sales grew more than four percent led by strong product promotions that drove transactions such as Honey Barbecue Wings and Original Recipe. Taco Bell's same store sales declined three percent in the quarter as they overlapped the highly successful Star Wars promotion last year. Early in the second quarter, Taco Bell's transaction growth turned positive after the launch of Gorditas, our new flat bread taco.

International Operations
------------------------
International system sales decreased six percent as the benefits of new units were more than offset by the negative impact of foreign currency translation and store closures. Excluding the negative impact of currency translation, system sales increased six percent.

International company revenues decreased 12 percent driven by the adverse impact of foreign currency translation in areas such as Asia and Australia and the absence of company store revenue from refranchising and store closures. Asia was also adversely impacted by reduced consumer demand. These declines more than offset increased volumes in Mexico, Spain, Poland and the U.K. Excluding the negative impact of currency translation, company revenues declined two percent.

Operating profit declined seven percent driven by economic difficulties in Asia which were partially offset by favorable performance in several countries including Mexico, the U.K. and Poland and benefits of the fourth quarter charge.

This announcement contains forward-looking statements that estimate future results from strategic actions. These "forward-looking" statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in these statements. Factors that can cause actual results to differ include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, and fluctuations in commodity prices. Further information on factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Contact:          Lynn A. Tyson
                  Vice President, Investor Relations
                  502-874-8617

                         TRICON Global Restaurants, Inc.
                   Condensed Consolidated Statement Of Income
             (tabular amounts in millions, except per share amounts)
                                   (unaudited)

                                                              12 Weeks Ended                  1998 % Change
                                                       -----------------------------     -------------------------
                                                                                          Reported         Core
                                                        3/21/98        3/22/97(a)           B/(W)          B/(W)
                                                       -----------     -------------     ------------    ---------
REVENUES
Company sales                                          $   1,790       $   2,123              (16)           (11)
Franchise and license fees                                   131             114               15             16
                                                       -----------     -------------
                                                           1,921           2,237              (14)           (10)
                                                       -----------     -------------
Costs and expenses, net
Company restaurants
  Food and paper                                             579             684               15             11
  Payroll and employee benefits                              538             633               15             10
  Occupancy and other operating expenses                     472             572               17             14
                                                       -----------     -------------
                                                           1,589           1,889               16             12
General, administrative and
  other expenses (b)                                         193             198                3             (2)
Facility actions net gain (c)                                (29)            (12)              NM             NM
                                                       -----------     -------------
Total costs and expenses, net                              1,753           2,075               16             11
                                                       -----------     -------------

Operating Profit (d)                                         168             162                4              7

Interest expense, net (b)                                     69              66               (5)            (6)
                                                       -----------     -------------

Income Before Income Taxes                                    99              96                3              8

Income Tax Provision (e)                                      45              44               (2)            (5)
                                                       -----------     -------------

Net Income                                             $      54       $      52                4             10
                                                       ===========     =============

Basic Earnings Per Common Share                        $     .36
                                                       ===========

Average Shares Outstanding  - Basic                          152
                                                       ===========

Diluted Earnings Per Common Share                      $     .35
                                                       ===========

Average Shares Outstanding - Diluted                         154
                                                       ===========

Pro Forma Diluted Earnings Per Common Share (f)                         $    .34
                                                                       =============

Pro Forma Average Shares Outstanding  - Diluted (f)                          154
                                                                       =============

NM - Not Meaningful

See accompanying notes.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF INCOME:

(a) Results for the 12 weeks ended March 22, 1997 included the non-core U.S. businesses disposed of in 1997. Following is a summary of the operating results of the non-core businesses during the first quarter of 1997:


        Revenues                                                $     103
        Operating profit                                                5
        Net income                                                      3
        Pro forma diluted earnings per common share                   .02

(b) Includes PepsiCo's allocations of interest expense of $60 million and general and administrative expenses of $12 million for the 12 weeks ended March 22, 1997. These allocations are not indicative of amounts which we would have incurred if we had been an independent publicly owned entity for all periods presented.

(c)  Facility actions net gain included the following:


                                                      12 Weeks Ended
                                               -----------------------------
                                                 3/21/98          3/22/97
                                               -------------    ------------
        Refranchising gains                    $    (29)        $    (16)
        Store closure costs                          -                 4
                                               -------------    ------------
        Net gain                               $    (29)        $    (12)
                                               =============    ============
        After-tax net gain                     $    (16)        $     (6)
                                               =============    ============

(d) Following is a reconciliation of the reported operating profit to operating profit before facility actions net gain:


                                                       12 Weeks Ended
                                                 ----------------------------
                                                   3/21/98         3/22/97
                                                 -------------    -----------
        Reported operating profit                $    168         $    162
        Facility actions net gain                     (29)             (12)
                                                 =============    ===========
        Operating profit before facility
          actions net gain                       $    139          $   150
                                                 =============    ===========

(e) The effective tax rates on reported income were 45.3% and 45.8% for the 12 weeks ended March 21, 1998 and March 22, 1997, respectively.

(f) The shares used to compute pro forma diluted earnings per common share for the 12 weeks ended March 22, 1997 were based upon 154 million shares, assuming the 152 million shares issued at Spin-off and dilutive options for the first quarter of 1998 had been outstanding from the beginning of fiscal 1997. The shares used for the second and third quarters of 1998 will similarly be used for the pro forma earnings per common share for the second and third quarters of 1997.

                         TRICON Global Restaurants, Inc.
             Supplemental Schedule of Revenues and Operating Profit
                                  (in millions)
                                   (unaudited)

                                        12 Weeks Ended                    1998 % Change
                                  ---------------------------
                                                                     Reported          Core
                                   3/21/98       3/22/97 (a)           B/(W)           B/(W)
                                  -----------    ------------      ------------    ------------
SYSTEM SALES (b)
  U.S.                            $   3,057      $   2,996             N/A              2
  International                       1,500          1,588             N/A             (6)
                                  ===========    ============
  Total                           $   4,557      $   4,584             N/A             (1)
                                  ===========    ============

REVENUES
  U.S.                            $   1,467      $   1,724            (15)            (10)
  International                         454            513            (12)            (12)
                                  ===========    ============
  Total                           $   1,921      $   2,237            (14)            (10)
                                  ===========    ============

OPERATING PROFIT
  U.S.                            $     126      $     119              6              11
  International                          42             45             (7)             (7)
                                  -----------    ------------
  Total                                 168            164              2               6
  Unallocated expenses                  (28)           (11)            NM              NM
  Foreign exchange loss                  (1)            (3)            67              67
                                  -----------    ------------
  Ongoing operating profit              139            150             (7)             (4)
  Facility actions net gain (c)          29             12              NM             NM
                                  -----------    ------------
  Total Operating Profit          $     168      $     162              4               7
                                  ===========    ============

NM - Not Meaningful See accompanying notes.

NOTES TO THE SUPPLEMENTAL SCHEDULE OF REVENUES AND OPERATING PROFIT:

(a) Results for the 12 weeks ended March 22, 1997 included the non-core U.S. businesses disposed of in 1997. Following is a summary of the operating results of the non-core businesses during the first quarter of 1997:

        Revenues                         $    103
        Operating Profit                        5

(b)  Excludes the non-core businesses.

(c)  Facility actions net gain (loss) included the following:

                                                12 Weeks Ended
                                         ------------------------------
                                           3/21/98          3/22/97
                                         -------------    -------------

        Refranchising gains              $     29         $     16
        Store closure costs                    -                (4)
                                         =============    =============
                                         $     29         $     12
                                         =============    =============

        U.S.                             $     27         $     13
        International                           2               (1)
                                         =============    =============
                                         $     29         $     12
                                         =============    =============

                         TRICON Global Restaurants, Inc.
                      Restaurant Units Activity Summary (a)
                      For the 12 Weeks Ended March 21, 1998
                                   (unaudited)

                                                              Joint
                                    Company-Operated         Ventures         Franchised         Licensed         Total
                                    ------------------    --------------    --------------    -------------    -----------
Pizza Hut U.S.
Balance at December 27, 1997               3,823                   -             3,581            1,294           8,698
  New builds and acquisitions                  2                   -                 9               90             101
  Refranchising and licensing                (39)                  -                39               -               -
  Closures                                  (182)                  -               (29)             (20)           (231)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  3,604                   -             3,600            1,364           8,568
                                    ==================    ==============    ==============    =============    ===========
Taco Bell U.S.
Balance at December 27, 1997               2,149                   -             2,826            1,793           6,768
  New builds and acquisitions                 -                    -                25               49              74
  Refranchising and licensing                (91)                  -                89                2              -
  Closures                                   (18)                  -               (15)             (58)            (91)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  2,040                   -             2,925            1,786           6,751
                                    ==================    ==============    ==============    =============    ===========
KFC U.S.
Balance at December 27, 1997               1,850                   -             3,190               80           5,120
  New builds and acquisitions                  5                   -                17               -               22
  Refranchising and licensing                (52)                  -                52               -               -
  Closures                                   (14)                  -                (5)              (1)            (20)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  1,789                   -             3,254               79           5,122
                                    ==================    ==============    ==============    =============    ===========
Total U.S.
Balance at December 27, 1997               7,822                   -             9,597            3,167          20,586
  New builds and acquisitions                  7                   -                51              139             197
  Refranchising and licensing               (182)                  -               180                2              -
  Closures                                  (214)                  -               (49)             (79)           (342)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  7,433                   -             9,779            3,229          20,441
                                    ==================    ==============    ==============    =============    ===========
Total International
Balance at December 27, 1997               2,295                1,090            5,500              241           9,126
  New builds and acquisitions                 57                   12              116               -              185
  Refranchising and licensing                (16)                  (6)              22               -               -
  Closures                                   (32)                 (28)             (78)              -             (138)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  2,304                1,068            5,560              241           9,173
                                    ==================    ==============    ==============    =============    ===========
Total
Balance at December 27, 1997              10,117                1,090           15,097            3,408          29,712
  New builds and acquisitions                 64                   12              167              139             382
  Refranchising and licensing               (198)                  (6)             202                2              -
  Closures                                  (246)                 (28)            (127)             (79)           (480)
                                    ------------------    --------------    --------------    -------------    -----------
Balance at March 21, 1998                  9,737 (b)            1,068           15,339            3,470          29,614
                                    ==================    ==============    ==============    =============    ===========
% of Total                                 32.9%                3.6%            51.8%            11.7%          100.0%

(a)  Excludes the non-core businesses.
(b) Includes 476 units approved for closure but not yet closed at March 21, 1998.